Exhibit 10.4
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN II
Effective as of December 15, 2004, PNM Resources, Inc. (the “Company”) adopted the PNM Resources, Inc. Executive Savings Plan II (the “Plan”). The Plan has been amended on a number of occasions, with the most recent restatement being generally effective as of January 1, 2009. The 2009 restated Plan has been amended on one prior occasion. By this instrument, the Company now desires to amend the Plan to eliminate the Matching Credits on Compensation below the limit imposed by Section 401(a)(17) of the Code.
1.    This Second Amendment shall be effective as of January 1, 2014.
2.    This Second Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.
3.    Section 1.1(m) (General – Compensation) is hereby amended by the addition of the following new sentence to the end thereof to read as follows:
For purposes of determining Compensation under this Plan, the limitations imposed by Section 401(a)(17) of the Code shall not apply.
4.    Section 3.3(a) (Matching and Standard Credits – Matching Credit) of the Plan is hereby amended and restated in its entirety to read as follows:
(a)    Matching Credit. If a Participant elects to make Supplemental Deferrals, the Participant will be entitled to a Matching Credit if the Participant has “excess compensation.” For this purpose, “excess compensation” is Compensation in excess of the limit imposed by Section 401(a)(17) of the Code for the relevant Plan Year. The Matching Credit shall be in an amount equal to 75% of the Participant’s Supplemental Deferrals, provided that the Matching Credit shall not exceed an amount equal to 75% of the first six percent of excess compensation. A Participant shall be eligible to receive a Matching Credit under this Plan only if such Participant has met the service requirements necessary to receive RSP Matching Contributions for that Plan Year.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 13th day of December, 2013.
PNM RESOURCES, INC.
By: /s/ Patrick V. Apodaca
Its:            12/13/13

2